                                           AMENDMENT TO RIGHTS AGREEMENT

         This Amendment (the "Amendment"), dated as of February 26, 2004, hereby amends the Rights Agreement dated November 21, 1996, between Edison International (the "Company") and Wells Fargo Bank, N.A. (the
"Rights Agent"), as amended by that certain Amendment to Rights Agreement dated as of September 16, 1999
(collectively, the "Agreement").  Capitalized terms used herein shall have the meanings set forth in the
Agreement unless otherwise defined herein.

         WHEREAS, pursuant to Section 26 of the Agreement and subject to the terms thereof, the Company and the
Rights Agent may from time to time supplement and amend the Rights Agreement;

         WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the
Company and the Company's shareholders to make certain amendments to the Agreement, and the Company and the
Rights Agent desire to evidence such amendments in writing; and

         WHEREAS, all acts and things necessary to make this Amendment a valid agreement and enforceable according to its terms have been done and performed, and the execution and delivery of this Amendment by the
Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

         SECTION 1.  Definition of Acquiring Person.  The definition of Acquiring Person is amended and restated
in its entirety to read as follows:

         "Acquiring Person" shall mean any Person who or which, alone or together with all Affiliates and
Associates of such Person, shall be the Beneficial Owner of more than 20% of the Common Shares then outstanding and who or which shall have been specifically designated by the Board of Directors of the Company in a resolution adopted for such purpose as an Acquiring Person, but shall not include (a) the Company, any Subsidiary of the
Company, any employee benefit plan of the Company or any of its Subsidiaries, or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan or (b) any such Person who has become such a
Beneficial Owner solely because (i) of a change in the

aggregate number of Common Shares outstanding since the last date on which such Person acquired Beneficial
Ownership of any Common Shares or (ii) (A) it acquired such Beneficial Ownership in the good faith belief that such acquisition would not (x) cause such Beneficial Ownership to exceed 20% of the Common Shares then outstanding and such Person relied in good faith in computing the percentage of its Beneficial Ownership on publicly filed reports or documents of the Company which are inaccurate or out-of-date or (y) otherwise cause a
Distribution Date or the adjustment provided for in Section 11(a) to occur, or (B) it otherwise inadvertently acquired such Beneficial Ownership.  Notwithstanding clause (b) of the prior sentence, if any Person that is not an Acquiring Person due to such clause (b) does not reduce its percentage of Beneficial Ownership of Common
Shares to 20% or less by the Close of Business on the fifth Business Day after notice from the Company (the date of notice being the first day) that such Person's Beneficial Ownership of Common Shares so exceeds 20%, such
Person may, at the end of such five Business Day period, be designated by the Board of Directors as an Acquiring
Person (and such clause (b) shall no longer apply to such Person).  The Board of Directors of the Company shall not designate any Person as an Acquiring Person without prior approval by the Company's shareholders.  For purposes of this definition, the determination whether any Person acted in "good faith" or "inadvertently" shall be conclusively determined by the Board of Directors of the Company.

         SECTION 2.  Definition of Offer Commencement.  The definition of Offer Commencement shall be added to the Agreement between the definitions of Market Value and Person, and shall read in full as follows:

         "Offer Commencement" shall mean the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any of its Subsidiaries, or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan) for outstanding Common Shares, if upon consummation of such tender or exchange offer such Person could be the Beneficial Owner of more than 20% of the outstanding
Common Shares.

         SECTION 3.  Amendment of Section 3(b).  Section 3(b) of the Agreement is amended and restated in its entirety to read as follows:

                  (b)      Until the Close of Business on any date that the Board of Directors of the Company shall designate as the "Distribution Date", in a resolution adopted for such purpose, after either (i) a Person has become an Acquiring Person or (ii) an Offer Commencement has occurred,
                  (x) the Rights will be evidenced by

                  the certificates for Common Shares registered in the names of the holders thereof and not by separate Right Certificates and (y) the Rights, including the right to receive Right
                  Certificates, will be transferable only in connection with the transfer of Common Shares.  The
                  Board of Directors of the Company shall not designate any date as the Distribution Date pursuant to the prior sentence, or authorize the Company to deliver notice of the occurrence of a Distribution Date to the Rights Agent, without prior approval by the Company's shareholders.
                  As soon as practicable after receiving notice from the Company of the Distribution Date the
                  Rights Agent will send, by first-class, postage-prepaid mail, to each record holder of Common
                  Shares as of the Distribution Date, at the address of such holder shown on the records of the
                  Company, a Right Certificate evidencing (subject to Section 7(e)) one whole Right for each
                  Common Share (or for the number of Common Shares with which one whole Right is then associated if the number of Rights per Common Share held by such record holder has been adjusted in accordance with the proviso in Section 3(a)).  If the number of Rights associated with each
                  Common Share has been adjusted in accordance with the proviso in Section 3(a), at the time of distribution of the Right Certificates the Company may make any necessary and appropriate rounding adjustments so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Right in accordance with Section 15(a).
                  As of and after the Distribution Date, the Rights will be evidenced solely by such Right
                  Certificates.

SECTION 4.  Amendment of Section 28(b).  Section 28(b) of the Agreement is amended and restated in its entirety to read as follows:

                  SECTION 28(b).  Except as explicitly otherwise provided in this Rights Agreement, the Board of
                  Directors of the Company shall have the exclusive power and authority to administer this Rights
                  Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Rights Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Rights Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Rights Agreement (including, without limitation, a determination to redeem or not to redeem the Rights or to amend this Rights

                  Agreement, a designation of a Distribution Date, and a designation of a Person as an Acquiring
                  Person); provided, however, that the Board of Directors of the Company shall not (i) designate any date as the Distribution Date, (ii) authorize the Company to deliver to the Rights Agent notice of the occurrence of a Distribution Date (as provided in Section 3(b) of this
                  Agreement), or (iii) designate any Person as an Acquiring Person, without prior approval by the
                  Company's shareholders.

SECTION 5.  Except as otherwise specifically modified by this Amendment, all terms and provisions of the
Agreement remain unmodified and in full force and effect.

SECTION 6.  This Amendment, together with the Agreement, constitutes the entire agreement relating to the subject matter hereof and shall not be changed or terminated orally.

SECTION 7.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                            EDISON INTERNATIONAL

                                            By:      /s/ Theodore F. Craver, Jr.
                                               -----------------------------------------
                                                     Name: Theodore F. Craver, Jr.
                                                   Title:  Executive Vice President, Chief
                                                           Financial Officer and Treasurer

                                            WELLS FARGO BANK, N.A.

                                            By:      /s/ Nancy Rosengren
                                               -----------------------------------------
                                                       Name: Nancy Rosengren
                                                     Title:  Vice President